Exhibit 10.9

SETTLEMENT AGREEMENT AND

GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release (the “Agreement”) is made and entered into as of February 13, 2012, by and between, on the one hand, Sunpeaks Ventures, Inc., a Nevada corporation (“Sunpeaks”) and, on the other hand, Carrillo Huettel, LLP (“Attorney”).  Sunpeaks and Attorney are sometimes referred to herein as “Party” or “Parties”.

RECITALS

A.

Whereas, as a result of services rendered by Attorney to Sunpeaks, Sunpeaks has an outstanding balance of forty seven thousand twenty five dollars ($47,025) due to Attorney (the “Debt”);

B.

Whereas, on February 13, 2012, Sunpeaks paid four thousand dollars ($4,000) to Attorney in full satisfaction of the Debt;

C.

Whereas, Attorney is not receiving any additional consideration from Sunpeaks for purposes of the transactions contemplated hereby, and Attorney is not paying any additional to Sunpeaks for any of the transactions contemplated hereby; and,

D.

Whereas, as a result of negotiations between Sunpeaks and Attorney, the Parties have proposed a resolution that they deem to be fair and equitable, and by this Agreement, Attorney and Sunpeaks wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today.

E.

Whereas, each party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.

Recitals.

The foregoing recitals are true and correct and incorporated by reference herein.

B.

Consideration.

As full consideration for this Agreement hereunder, and as full and final satisfaction for the Debt, on February 13, 2012 Attorney received four thousand dollars ($4,000) (the “Payment”) from Sunpeaks, and Attorney agreed to settle the Debt in exchange for the Payment.

C.

Mutual Release.  Attorney, on the one hand, and Sunpeaks, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Debt.

D.

Release of Unknown Claims Arising from Actions.  The Parties acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties expressly waive and relinquish any and all rights and benefits which they may have under, or which may be conferred upon them by the provisions of Section 1542 of the California Civil Code, as well as under any other similar state or federal statute or common law principle, with respect to all claims alleged, or that could have been alleged, including without limitation any and all claims relating to or arising out of the transactions contemplated hereby.  The Parties acknowledge that such waiver shall not prevent the Parties from seeking damages against the other Parties resulting from a breach of this Agreement.

E.

Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

F.

Authority to Execute.  Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

G.

Voluntary Agreement.  The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

H.

Counterparts.  This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

I.

Governing Law.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego, State of California, United States of America; however, it is intended to resolve all claims, known or unknown, between Sunpeaks and Attorney in any jurisdiction.

IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Dated:  February 13, 2012

Sunpeaks Ventures, Inc.

By: /s/ Scott Beaudette

Name: Scott Beaudette

Title: Chief Executive Officer

Dated:  February 13, 2012

Carrillo Huettel, LLP

By: /s/ Luis Carrillo III

Name: Luis Carrillo III

Its: Partner

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